Exhibit 99.1

ANNUAL SERVICER’S CERTIFICATE

WORLD FINANCIAL NETWORK NATIONAL BANK

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

                The undersigned, a duly authorized representative of World Financial Network National Bank, as Servicer ("WFN"), pursuant to the Second Amendment and Restated Pooling and Servicing Agreement dated as of August 1, 2001 (as may be amended and supplemented from time to time, the "Agreement"), among WFN Credit Company, LLC, as Transferor, WFN, as Servicer, and BNY Midwest Trust Company (successor to the corporate trust administration of Harris Trust and Savings Bank, successor to The Bank of New York), as Trustee, does hereby certify that:

1.     WFN is, as of the date hereof, Servicer under the Agreement.  Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

2.     The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to Trustee.

3.     A review of the activities of Servicer during the fiscal year ended December 31, 2002, and of its performance under the Agreement was conducted under my supervision.

4.     Based on such review, Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5.

5.     The following is a description of each default in the performance of Servicer’s obligations under the provisions of the Agreement known to me to have been made by Servicer during the fiscal year ended December 31, 2002, which sets forth in detail (i) the nature of each such default, (ii) the action taken by Servicer, if any, to remedy each such default and (iii) the current status of each such default:  if applicable, insert “None.”

NONE

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this

28th day of March , 2003

WORLD FINANCIAL NETWORK NATIONAL BANK,
as Servicer,

By	/s/ Daniel T. Groomes

Name: Daniel T. Groomes
Title: President